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                                                                    Exhibit 23.2

                        Consent Of Independent Auditors

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-54700) and related Prospectus of CSX Corporation and to the incorporation by reference therein of our report dated January 23, 2001 with respect to the consolidated financial statements of Conrail Inc. and subsidiaries included in CSX Corporation's Annual Report (Form 10-K) for the year ended December 29, 2000 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP                                 /s/ KPMG LLP
Richmond, Virginia                                    Norfolk, Virginia
February 27, 2001                                     February 27, 2001